UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
April 16, 2008

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747

(Address of principal executive offices)
(631) 962-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.
     On April 17, 2008, Roche, the international collaborator of OSI Pharmaceuticals, Inc. (“OSI”) for the distribution and sale of its oncology drug, Tarceva® (erlotinib), announced that the net international sales of Tarceva for the quarter ended March 31, 2008 were approximately 167 million Swiss francs (or approximately $156 million on a U.S. dollar equivalent basis).
     On April 16, 2008, OSI provided a summary of data from studies involving Tarceva® (erlotinib) presented during the Annual Meeting of the American Association of Cancer Research (AACR) held from April 12-16, 2008 in San Diego, California. A copy of OSI’s press release, dated April 16, 2008, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 16, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2008	OSI PHARMACEUTICALS, INC.
	By:	Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 16, 2008.